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                                                                    Exhibit (n)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the use in this Post-Effective Amendment No. 4/Amendment No. 15 to Registration Statement Nos. 333-133678/811-07982 on Form N-6 of our report dated March 24, 2008, relating to the financial statements of each of the Divisions of Paragon Separate Account C, and our reports dated April 3, 2008 and April 14, 2008 relating to the consolidated financial statements of Metropolitan Life Insurance Company and General American Life Insurance Company, respectively, (the "Companies") (which reports express unqualified opinions and each includes an explanatory paragraph referring to the fact that the Companies changed their method of accounting for deferred acquisition costs, and for income taxes, as required by accounting guidance adopted on January 1, 2007, and changed their method of accounting for defined benefit pension and other postretirement plans, as required by accounting guidance adopted on December 31, 2006), each appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 17, 2008